Exhibit 32

Section 1350 Certifications

Pursuant to 18 U.S.C. § 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of IsoRay, Inc., a Minnesota corporation (the "Company"), hereby certify that:

To my knowledge, the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 17, 2009

/s/ Dwight Babcock
DWIGHT BABCOCK
INTERIM CHIEF EXECUTIVE OFFICER

Dated: February 17, 2009

/s/ Jonathan R. Hunt
JONATHAN R. HUNT
CHIEF FINANCIAL OFFICER